M LINE HOLDINGS, INC.

April 20, 2010

Money Line Capital, Inc.
Jitu Banker, President
17702 Mitchell North, Suite 201
Irvine, CA  92614

Gentlemen:

This letter is an amendment to that certain Letter of Intent dated June 30, 2009 by and between M Line Holdings, Inc., a Nevada corporation (the “Company”), and Money Line Capital, Inc., a California corporation (referred to herein as “MLC,” “you,” or “your”), as amended on November 5, 2009.  This amendment is necessary due to the estimated time it will take to complete the audits of MLC and its subsidiaries, which are necessary in order to consummate the Transaction.  As a result, we recommend the timeline for the valuation and Closing of the Transaction be pushed back as set forth in this letter amendment.

1.           Page 1, paragraph No. 1, will be restated in it’s entirely as follows:

“1.           MLC and the Company will enter into a definitive Share Exchange Agreement on or about Friday, June 4, 2010 (the “Agreement”), and the transaction will close (the “Closing”) on or around Wednesday, June 30, 2010.”

2.           Page 1, paragraph No. 2, will be restated in it’s entirely as follows:

“2.           At the Closing, it is anticipated that MLC’s shareholders will exchange their entire interest in MLC for a number of newly issued shares of the Company to be determined and agreed by the parties.  The particulars of the exchange will be based on the fair market value of the Company’s common stock prior to the date of the Closing and the value of MLC as determined by a third-party valuation to be completed on or around Friday, May 28, 2010.”

If this letter amendment accurately reflects our understanding, please so indicate by signing the original and duplicate of this letter, and returning a fully executed copy to me, so that we can promptly commence work on the formal documents relating to the Transaction.

Very truly yours,

M Line Holdings, Inc.,
a Nevada corporation

                 /s/ George Colin
By:           George Colin
Its:           President

Accepted and agreed to:

Money Line Capital, Inc.,
a California corporation

                 /s/ Jitu Banker
By:           Jitu Banker
Its:           President
Dated:     April 20, 2010